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[The following is an e-mail to Company employees from Gregory T. Swienton, Executive Chairman and Robert E. Sanchez, President and Chief Executive Officer, and member of the Board of Directors]

April 15, 2013

To:	All Ryder Employees
From:	Greg Swienton, Executive Chairman Robert Sanchez, President and Chief Executive Officer, and Board member
Subject:	Vote Your Ryder Shares

Proxy materials for our 2013 Annual Meeting of Shareholders were recently released to Ryder shareholders. We urge you to vote your shares if you own Ryder stock. It is particularly important this year because we have several non-routine items on the ballot, including a shareholder-submitted governance proposal that the Board of Directors recommends you vote AGAINST. There are five agenda items for this year’s annual meeting:

1.	The election of six directors;

2.	The ratification of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2013 fiscal year;

3.	The approval, on an advisory basis, of the compensation of our named executive officers, which we refer to as “Say on Pay”;

4.	The approval of amendments to our restated Articles of Incorporation and By-Laws to declassify our Board; and

5.	To vote on a shareholder proposal to eliminate all supermajority vote provisions in our Articles of Incorporation and By-Laws.
Ryder’s Board of Directors recommends you vote in favor of the first four proposals and AGAINST proposal five, the shareholder proposal to eliminate all supermajority vote provisions in our Articles of Incorporation and By-Laws. The Board has carefully considered the shareholder proposal and believes that eliminating existing voting provisions under our Articles of Incorporation and By-Laws that require a greater than majority vote is not in the best interests of our shareholders and Ryder for the following reasons:

•	Fundamental corporate changes should require broad consensus among shareholders;

•
These provisions provide protection against unfair, potentially abusive takeover attempts by encouraging acquirors to negotiate directly with the Board, ensuring that the Board can negotiate fair and adequate offers that maximize value for our shareholders and protect against abusive or coercive takeover tactics; and

•
Shareholders have other tools to voice their concerns, including the right to call a special meeting with 10% of outstanding stock and, if approved by shareholders at this meeting, shareholders will have the ability to elect directors annually in the future.

A full explanation of the Board’s reasons for opposing this proposal is included in the proxy statement. We encourage those of you who own Ryder stock to review the proxy materials carefully and take the time to vote your shares. Not only is every vote important, it also demonstrates your confidence in our Company, its leadership and our future success. Thank you for your continued support.

Note about accessing proxy materials: By now, you should have received a Notice by e-mail or by mail with instructions explaining how to access the proxy materials electronically and vote your shares. Most employee shareholders are sent an e-mail Notice to your Ryder e-mail account from RYDER SYSTEM, INC., NATIONAL FINANCIAL SERVICES LLC or ID@PROXYVOTE.COM. You will not receive a printed copy of the proxy materials unless you specifically request one.